Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-144384, 333-143410, 333-129987, 333-120295, 333-112070, 333-100228, 333-86436, 333-65986, 333-51408, 333-45634, 333-89653) and Form S-3 No. 333-121327 of LookSmart, Ltd. of our report dated March 16, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSE COOPERS LLP

San Jose, California

March 16, 2008